Exhibit 99.2

MC SHIPPING INC.
24 Avenue de Fontvieille
Monte Carlo
Monaco

…. FOR IMMEDIATE RELEASE ….

MC SHIPPING ANNOUNCES CHANGES IN BOARD

NEW YORK (May14, 2004): MC Shipping Inc. (AMEX : MCX) said it has been advised that Vlasov Investments Corporation had finalized the sale of 4,168,000 shares of MC Shipping’s common stock to Navalmar UK and V.Investments Limited on Thursday May 13, 2004.

An extraordinary Board of Directors meeting was held in London on Thursday May 13. During that meeting, Mssrs Terrevazzi and Bonaventura tendered their immediate resignation from all their positions as Officer and Directors of the Company, Mr Charles Longbottom was elected Chairman of the Board, Mssrs Enrico Bogazzi and Tullio Biggi were elected Directors, and the Board nominated Mr. Bogazzi as its new Chief Executive Officer.

Finally, the Board of MC Shipping has set up a committee of Independent Directors, chaired by Mr John Blankley, and composed of Mssrs Longbottom and Schomburg, to evaluate the offer made by Burke Investments LLP on May 10, 2004.

For further information please contact
Guy Morel at 011 377 9205 1011
Peter Shaerf at 646 623 5333
Email investorrelations@mcshipping.com